Exhibit 1.01

CONFLICT MINERALS REPORT OF 3M COMPANY

FOR THE YEAR ENDED DECEMBER 31, 2017

INTRODUCTION

This Conflict Minerals Report for 3M Company (“3M”, “Company,” “we,” “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 for the reporting period from January 1 to December 31, 2017.

Conflict Minerals are defined by the Securities and Exchange Commission (“SEC”) as cassiterite, columbite-tantalite, wolframite and gold, and their derivatives, which are limited to tin, tantalum and tungsten (collectively “3TG”).  As a result of the Company’s reasonable country of origin inquiry (“RCOI”) for the period January 1 to December 31, 2017 described in the attached Form SD, 3M has reason to believe that a portion of the 3TG necessary to the functionality or production of products (“Necessary 3TG”) that we manufactured or contracted to manufacture during the period between January 1, 2016 and December 31, 2017 may have originated in the Democratic Republic of Congo (“DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (together, the “Covered Countries”) and those Necessary 3TG may not be from recycled or scrap sources.

The Company therefore conducted due diligence on the source and chain of custody of Necessary 3TG as described below, using the following due diligence management system:

DUE DILIGENCE MEASURES

A.            Design of Our Due Diligence Measures

Our CMR Conflict Minerals due diligence management system has been designed to conform in all material respects with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), as applicable for 3TG and downstream companies (as the term “downstream companies” is defined in the OECD Guidance).

B.            Due Diligence Performed

1.              Establish Strong Company Management Systems

Conflict Minerals Policy

3M first adopted a Conflict Minerals Policy (“Policy”) in 2011.  It was last updated in 2017 and is available on 3M’s Supplier Direct website along with other information on 3M’s conflict minerals program (https://www.3m.com/3M/en_US/suppliers-direct/supplier-requirements/conflict-minerals/).

3M is committed to responsible sourcing of 3TG using the OECD due diligence framework, so as not to support conflict or human rights abuses in the Covered Countries, while avoiding de facto embargoes.  This position is consistent with 3M’s Human Rights Policy and 3M’s respect for human rights in our own operations and our supply chains, as well as with the OECD Due Diligence Guidance and UN Guiding Principles.

Internal Management System

3M has established a management system to support the effective and efficient execution of our conflict minerals program. 3M’s management system includes an executive sponsor: 3M’s Senior Vice President, Supply Chain.  In addition, the Company has designated a cross-functional Conflict Minerals Steering Team, comprised of representatives from Strategic Sourcing, Environment, Health and Safety (“EHS”) and Sustainability Operations, and 3M Legal Affairs.  The Conflict Minerals Steering Team has responsibility for developing and implementing 3M’s conflict minerals compliance strategy, as well as reviewing the progress, effectiveness and continual improvement of the program. The Steering Team is led by a Conflict Minerals Program Manager from 3M Strategic Sourcing.

Senior leadership of Strategic Sourcing, EHS and Sustainability, Finance, Audit, Compliance and Business Conduct, Human Resources and Trade Compliance is briefed bi-annually about the results of our due diligence efforts, including evaluation of risks and risk mitigation measures. These briefings also include an evaluation of the progress, effectiveness and execution of our policy and conflict minerals program.

Control System and Supply Chain Transparency

3M is a member of the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict Free Sourcing Initiative (“CFSI”).  3M gathers information using RMI’s Conflict Minerals Reporting Template (“CMRT”) sent to the Supplier Group via our web-enabled Survey Tool to determine the chain of custody of the Necessary 3TG included in our products, with a focus on identifying Smelters and Refiners (“SORs”) in their respective supply chains.  3M identifies its Supplier Group by prioritizing its review of these products that may contain Necessary 3TG and the corresponding supply chains, accounting for various factors such as estimated content of 3TG, type of mineral, amount of spend, the nature of the supply chain, and supplier location.

Supplier Engagement

After our supplier inquiry for the previous reporting year, 3M followed up with those in the Supplier Group that were unresponsive using 3M’s Supplier Corrective Action and Response (“SCAR”) process.  3M also sent an educational bulletin to aid in capacity building with those in the Supplier Group that indicated they did not have key aspects of a conflict minerals program.  The Supplier educational bulletin included a link to the RMI website to encourage membership in RMI, which provides a resource to assist with their Conflict Minerals Program.

3M communicated its expectations for suppliers in connection with our inquiry for the 2017 reporting year in the Survey Tool e-mail that included a link to 3M’s Supplier Direct website, which contains our Conflict Minerals Policy and 3M training on how to attach the CMRT in the Survey Tool.

3M established controls and transparency by creating a process to engage relevant first-tier suppliers, as well as some second-tier suppliers, to identify SORs identified in their supply chains.  3M communicated expectations to these relevant suppliers in connection with our inquiry requesting they send a similar request to their direct suppliers to obtain the information successively upstream to the smelter or refiner. A web-based Survey Tool is utilized for the collection of CMRTs.  Suppliers are provided a link to 3M’s Supplier Direct website where we communicate supplier responsibility expectations, have links to our Supplier Learning Academy and encourage all suppliers to have a proactive approach in aligning with 3M’s policy and programs to strengthen our supply chain to ensure conformance to regulations. Because 3M believes in developing strong and sustainable relationships, it is important our business partners understand 3M’s commitment to doing business ethically and in compliance with the law.

For suppliers that identified “red-flagged” SORs in their CMRT responses, according to indicators defined in the OECD Guidance, 3M requested additional information on those suppliers’ conflict minerals due diligence standards and processes, including further due diligence about the “red-flag” SORs.  In addition, these suppliers are provided a link to educational courses on smelter risk mitigation through 3M’s third-party service provider.

3M’s requirements related to conflict minerals in relevant global contract templates and U.S. purchase order terms and conditions require suppliers to comply with our policies on conflict minerals, including participation in a supply chain survey and related due diligence activities, and to provide upon request, information on SORs in relevant supply chains and other information 3M might require.

3M’s Conflict Minerals Policy requires suppliers to responsibly source 3TGs through SORs that comply with recognized assurance programs including RMI, the London Bullion Market Association (“LBMA”), and the Responsible Jewellery Council (“RJC”).  For SORs identified by the Supplier Group not currently engaged in an assurance program, 3M sends letters to those SORs encouraging them to participate and 3M also encourages our Supplier Group and in certain cases customers to do the same.

3M also encourages suppliers to draw upon internationally recognized standards to advance social and environmental responsibility and business ethics. All existing and future suppliers are required to conform to 3M’s Supplier Responsibility Code, demonstrating their commitment to share 3M’s values on social and environmental sustainable operations and practices.

Grievance Mechanism

We have a grievance mechanism whereby employees and suppliers can report concerns regarding 3M’s business conduct and other matters, at 3M-ethics.com.  We have procedures in place for follow-up in the event any conflict minerals issues are raised through our grievance mechanism.

SORs and other external stakeholders also may use RMI’s Grievance and Complaints Mechanism. This RMI Mechanism allows stakeholders to raise concerns about the RMI Responsible Minerals Assurance Process (“RMAP”) audit process, protocols, and SOR operations that fall within the scope of the RMAP, audit quality, and auditor competencies, mineral supply chains and upstream/downstream initiatives, as well as mineral sourcing activities and due diligence of RMI member companies.

Maintain Records

We have a record retention policy applicable to conflict minerals-related documentation that provides for retention for a minimum of ten years.

2.              Identify and Assess Risk in the Supply Chain

3M identifies relevant first-tier and priority second-tier suppliers that supply products that may contain 3TG.  3M has determined that a reasonably designed inquiry for identifying and assessing supply chain risks should focus on higher priority suppliers consistent with RMI’s Five Practical Steps to Support SEC Conflict Minerals Disclosure.

Once the higher-priority Supplier Group was identified, 3M used a web-enabled Survey Tool to collect completed CMRTs from this Supplier Group to identify SORs and gather information on our supply chain.  3M asked this Supplier Group to gather similar information from their direct suppliers, cascading requests to the SOR level.

The Survey Tool issued three automatic follow-up reminders to those in the Supplier Group who had not responded to the information request. Additional e-mail reminders were sent to those in the Supplier Group who did not respond, and follow-up phone calls were made with some suppliers.  Supplier responses were reviewed by 3M Strategic Sourcing and some responses were also reviewed by employees identified as Conflict Minerals Advisors.

If supplier responses indicated that Necessary 3TG contained in products provided to 3M may have originated from the Covered Countries or may have been processed by SORs that have not been validated as using DRC conflict free sourcing practices, then such responses were escalated to the Conflict Minerals Steering Team for further review and determination of follow-up steps.

We verify SORs using RMI’s Conformant Smelters and Refiners list.  We also refer to other sources of information, including publications of the LBMA and the RJC, to assess potential risks.

3.              Design and Implement a Strategy to Respond to Identified Risks

3M has designed and implemented a strategy to respond to risks. The Conflict Minerals Program Manager works with the Company’s Conflict Minerals Steering Team and its executive sponsor, providing periodic updates to relevant executives of any findings where a supplier in the Supplier Group identifies a SOR processing Necessary 3TG for 3M products that sources from or may source from the Covered Countries.

The 3M Conflict Minerals Steering Team and its executive sponsor, or other relevant executives will determine appropriate follow-up actions, if any, to mitigate risks.  Follow-up actions may include the Company’s SCAR process.  As part of the SCAR process the Company may decide to find alternate sources of supply and/or suspend or terminate existing supplier relationships after failed attempts at mitigation or remediation.  For the year 2017, 3M found no instances where it was necessary to find replacement sources of supply, or to suspend or terminate a supplier relationship.

4.              Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

3M utilizes information provided by the independent third-party audits of SORs through RMAP, LBMA and the RJC to determine whether any 3TG sourced from the Covered Countries is validated as conflict-free using RMI’s RCOI data.  In addition, members of 3M’s Conflict Minerals Steering Team participate in RMI’s Due Diligence Practices Team, Smelter Engagement Team and Risk Readiness User Group, which keeps 3M informed of new auditing standards, emerging risks, and risk assessment methods.

5.              Report on Supply Chain Due Diligence

This Report and our Form SD will be filed with the SEC and be publicly available within the conflict minerals section of 3M’s Supplier Direct website, available at:  https://www.3m.com/3M/en_US/suppliers-direct/supplier-requirements/conflict-minerals/.  The reference to 3M’s website is provided for convenience only, and its contents are not incorporated by reference into this Report and Form SD nor deemed filed with the SEC.

RESULTS OF DUE DILIGENCE

Based on our Reasonable Country of Origin Inquiry (“RCOI”) described in our Form SD and the other aspects of our due diligence program described above, 3M evaluated the Supplier Group responses to the CMRT-based supplier inquiry.  Based on its RCOI, 3M has reason to believe that a portion of its Necessary 3TG may have originated in the Covered Countries and those Necessary 3TG may not be from recycled or scrap sources.

As outlined in the OECD Guidance, the internationally-recognized standard on which our company’s system is based, we support RMI’s RMAP process that audits SORs’ due diligence activities. The source of information for certain statements in this declaration was obtained through our membership in RMI, using the RCOI report for member “mmmco.”

Information on Smelters or Refiners

The CMRT requested the Supplier Group and its suppliers provide 3M with information on the SORs providing Necessary 3TG to 3M.  Because 3M typically does not have a direct relationship with the facilities used to process 3TG, we must rely on information provided by the Supplier Group.  In 2017, 3M received SOR information from all respondents submitting CMRTs. Some suppliers in the Supplier Group provided information on all SORs used by the supplier, but could not provide information linking specific SORs used to process Necessary 3TG with products supplied to 3M.  The CMRT responses provided by the Supplier Group included over 5,000 individual mentions of SOR names or SOR identification numbers.  We verified 314 unique SOR names among these mentions, based on information listed on the RMI website.  Of these unique SORs, 254 (81%) are validated as conformant to the RMAP process as of March 16, 2018, and 8 (2.5%) are reported as active by RMI, meaning they are engaged in the RMAP program but not yet conformant as of March 16, 2018.  3M’s Supplier Group identified 95% of the total number of conformant SORs listed on RMI’s website in their supply chains.  Based on our involvement in the RMI Due Diligence practices team and the RMI Smelter Engagement Team as well as resources available to us through our membership in RMI, 3M believes the number of SORs conformant to RMAP process is attributable in part to industry collaborative efforts through RMI and other third-party validation programs.

We monitored and tracked SORs that we identified as not having received a ‘Conflict-Free’ designation or not having begun participating in an independent third-party assurance process. During this reporting year, we identified 52 (16.5%) SOR facilities that were not participating in an independent third-party assurance process. These facilities received letters from 3M encouraging their participation.  As of April 24, 2018, a refiner receiving 3M’s encouragement letter is now under active status with RMI.

Efforts to Determine the Country of Origin or Mine of Origin

In order to determine country or mine of origin, 3M: (a) seeks information about 3TG SORs in our supply chain through use of the CMRT questions; and (b) utilizes information from the RMAP and its independent audits of SORs, as well as information from that effort made available by RMI publicly and to its members.  3M’s Supplier Group did not provide information on mines of origin for Necessary 3TG used in 3M products manufactured during 2017.  3M does not have sufficient information to conclusively determine the mines or the countries of origin of the Necessary 3TG in its products or whether the Necessary 3TG are from recycled or scrap sources.  However, based on SOR information provided by the Supplier Group through the CMRT responses, as well as RMI information available to its members, the countries of origin of 3TG associated with SORs identified to 3M by the Supplier Group are believed to include the countries listed in Annex II below. While some countries listed in Annex II are Covered Countries, 3M validated that 20 SORs identified as sourcing from those Covered Countries are conformant to RMAP.

Additional Due Diligence

3M compared the overall set of SORs identified by the Supplier Group against RMI’s RCOI list dated March 16, 2018, to identify all names and mineral sourcing for SORs that are conformant with the RMAP protocols and have been validated by a third-party auditor.  The RCOI also identifies SORs participating in other assurance programs where the mineral sourcing of SORs is not disclosed.

For the 52 SORs identified to 3M by the Supplier Group in 2017 that are not yet engaged in the RMAP as active or validated as conformant to RMAP or by any other independent third-party programs, 3M conducted further due diligence to confirm whether those SORs processed Necessary 3TG used in products provided to 3M.  In addition, 3M conducted due diligence through other means using a variety of information sources from RMI and others searching for evidence of SORs sourcing from the Covered Countries or potentially contributing to conflict in the Covered Countries.  Such additional sources of information included news articles, reports published by NGOs, and/or industry association information that may indicate locations from which a SOR sources. For SORs not independently verified, geographic location and mining production by country are reviewed, and specified factors are applied to determine risk levels.

3M will consider taking mitigating action if we learn of credible information that identified SORs are potentially financing armed groups in the Covered Countries. We require our suppliers to conduct additional due diligence to confirm the presence of any of these red-flagged SORs in the chain of custody for Necessary 3TG in products supplied to 3M.

STEPS TO IMPROVE DUE DILIGENCE

3M is alert for facts and circumstances that may require SOR-related risk mitigation.  In addition, 3M also expects that more SORs will become validated as “RMAP-conformant” through the RMAP process and similar programs which will increase overall transparency and accessibility to information on geographic location of SOR mines of origin.

3M expects to expand its due diligence to further mitigate the risk that Necessary 3TG benefit armed groups in the DRC or any of its adjoining countries by taking the following steps:

•                  Follow-up with those in the Supplier Group that were unresponsive or did not provide sufficient information in 2017, thereby improving both supplier response rates and the quality of supply chain information available to 3M.

•                  Follow-up with those in the Supplier Group that indicated in their response to our 2017 inquiry that they did not have certain key aspects of a conflict minerals program, to educate and obtain updated information.

•                  Continue our supplier engagement and capacity building efforts through our supplier inquiry and outreach by directing suppliers to training resources available through industry associations and RMI, in order to improve response rates and information quality.

•                  Continue our company membership in RMI, which provides independent third-party audits of SORs due diligence practices including engagement in Due Diligence Practices Team, Smelter Engagement Team, and participating in monthly Plenary calls.

•                  Encourage supplier and other company membership and participation in RMI, which will strengthen industry collaboration to increase leverage on SORs to participate in independent third-party audits and become conformant to RMAP, LBMA, or RJC protocols.

•                  Contact SORs directly to undergo an audit of the SORs’ due diligence practices through and become compliant to the RMAP, LBMA, or RJC protocols.

•                  Encourage responsible sourcing by suppliers of 3TG in the Covered Countries through use of smelters or refiners validated conformant to RMAP process.

•                  Continue our Conflict Minerals program and process to support future compliance to the new European Union regulation on supply chain due diligence by importers of minerals and metals originating in conflict-affected and high-risk areas.

•                  Expand our partnership with a third-party service provider to streamline supplier outreach, feedback and due diligence efforts.

•                  Consider expanding our conflict minerals assessment and due diligence efforts to include other high-risk areas of the world as determined by regulatory bodies and applied by RMI.

Cautionary Statement about Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

ANNEX I

As of March 16, 2018

The below list of Smelters or Refiners (SORs) identified to 3M by the 3M Supplier Group conformant with RMAP protocols as of March 16, 2018.  3M is typically many tiers in the supply chain removed from SORs, and our direct suppliers have not traced materials supplied to 3M back to individual SORs.  Many of our suppliers provided information to 3M on all SORs identified to them by their suppliers, and have not been able to confirm that 3TG processed by these SORs have been used in the products they have supplied us because they did not provide their CMRT at the product level.  Therefore, it is possible that the list contains SORs not used to process 3TG contained in our products.

Mineral	Smelter or Refiner Name	Country Location
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY

Mineral	Smelter or Refiner Name	Country Location
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Mineral	Smelter or Refiner Name	Country Location
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Safimet S.p.A	ITALY
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA

Mineral	Smelter or Refiner Name	Country Location
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Mineral	Smelter or Refiner Name	Country Location
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

ANNEX II

Countries (A-L)	Countries (M-Z)
Argentina	Madagascar
Australia	Malaysia
Austria	Mali
Benin	Mexico
Bolivia (Plurinational State of)	Mongolia
Brazil	Mozambique
Burkina Faso	Myanmar
Burundi*	Namibia
Cambodia	Nicaragua
Canada	Nigeria
Chile	Panama
China	Peru
Colombia	Portugal
Congo, Democratic Republic of the*	Russian Federation
Ecuador	Rwanda*
Eritrea	Senegal
Ethiopia	Sierra Leone
France	South Africa
Germany	Spain
Ghana	Thailand
Guatemala	Togo
Guinea	Uganda*
Guyana	United Kingdom of Great Britain and Northern Ireland
Honduras	United States of America
India	Uzbekistan
Indonesia	Viet Nam
Japan	Zambia*
Kazakhstan	Zimbabwe
Laos

* Covered Country